EXHIBIT 23.3

Manning Elliott
Chartered Accountants
11 floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7
Phone: 604.774.3600 FAX: 604.714.3669 Web. manningelliott.com

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Expert" and to the use of our report dated January 14, 2002, in Amendment No. 1 to the Registration Statement on Form SB-2 and related Prospectus of Canpro Placement Services, Inc. for the registration of shares of its common stock.

/s/ Manning Elliott
MANNING ELLIOTT, CHARTERED ACCOUNTANTS

Vancouver, Canada

April 19, 2002